BY-LAWS

                                      -OF-


                         MANAGEMENT TECHNOLOGIES, INC.


                                   ARTICLE I
                                   ---------


                                    OFFICES
                                    -------




SECTION 1.  Principal Office
----------------------------


     The principal office of the Corporation shall be in the city, incorporated village or town and the county within the State of New York as is designated in the Certificate of Incorporation.



SECTION 2.  Additional Offices
------------------------------


     The Corporation may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                   ARTICLE II
                                   ----------


                            MEETINGS OF SHAREHOLDERS
                            ------------------------




SECTION 1.  Time and Place
--------------------------


     Meetings of the shareholders of the Corporation may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting, or in duly executed waiver of notice thereof.






SECTION 2.  Annual Meeting
--------------------------


     The annual meeting of the shareholders shall be held in each year on the anniversary of the date of filing of the Certificate of Incorporation, and the shareholders shall then elect a Board of Directors and transact such other business as may properly be brought before the meeting.
SECTION 3.  Notice of Annual Meeting
------------------------------------


     Written notice of the place, date and hour of the annual meeting of shareholders shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.



SECTION 4.  Special Meetings
----------------------------


     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President or the Board of Directors, and shall be called by the President at the written request of shareholders holding at least twenty percent (20%) in amount of shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


SECTION 5.  Notice of Special Meeting
-------------------------------------


     Written notice of a special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued, shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.


SECTION 6.  Quorum
------------------

     Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, the holders of a third of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders: provided, however, that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of such specified item of business. If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally notified.




SECTION 7.  Voting
------------------


     (a) At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder shall have one (1) vote for each share of stock having voting power which is registered in his name on the books of the Corporation. Except where another date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted at any election of Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

     (b) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all elections of Directors shall be decided by a plurality of the votes cast, and all other matters shall be decided by a majority of the votes cast.


SECTION 8.  Proxies
-------------------


     A proxy, to be valid, shall be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof, unless otherwise provided in the proxy.
Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.


SECTION 9.  Written Consents
----------------------------


     Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.



                                  ARTICLE III
                                  -----------


                                   DIRECTORS
                                   ---------




SECTION 1.  Board of Directors
------------------------------


     Subject to any provision in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least eighteen (18) years of age.

SECTION 2.  Number:  Tenure
---------------------------


     (a) The number of Directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the shareholders, but shall in no event be less than three (3), except that where all the shares of the Corporation are owned beneficially and of record by less than three (3) Shareholders, the number of Directors may be less than three (3) but not less than the number of shareholders. The Board of Directors shall initially be composed of three (3) Director(s).

     (b) Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III. Except as otherwise provided by the Certificate of Incorporation, each Director shall be elected to serve until the next annual meeting of shareholders and until his successor has been elected and qualified.


SECTION 3.  Resignation:  Removal
---------------------------------


     Any Director may resign at any time. Except as otherwise provided by law, the Board of Directors may, by majority vote of all Directors then in office, remove a Director for cause. Subject to applicable provisions of law, any or all of the Directors may be removed with or without cause by vote of the shareholders.

SECTION 4.  Vacancies
---------------------


     Except as otherwise provided by the Certificate of Incorporation, if any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any Director with cause, or if any new directorships are created, all of the Director's then in office, although less than a quorum, may, by majority vote, choose a successor or successors, or fill the newly created directorships, and the Directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced: provided, however, that if in the event of any such vacancy, the Directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the President or the Secretary may call a special meeting of the shareholders at which such vacancy shall be filled. In the event of any vacancy created by removal from office of any Director without cause, such special meeting of the shareholders shall be so called within thirty (30) days of the occurrence thereof, at which meeting such vacancy may be filled.






                                   ARTICLE IV
                                   ----------


                             MEETINGS OF THE BOARD
                             ---------------------
SECTION 1.  Place
-----------------


     Except as otherwise provided by the Certificate of Incorporation, and subject to the provisions of Section 6 of this Article IV, the Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York as may be determined by the Board of Directors. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference, telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


SECTION 2.  Regular Meetings
----------------------------


     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.


SECTION 3.  Special Meetings
----------------------------


     Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President on two (2) days notice to each Director, either personally or by mail or by telegram: special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of one (1) Director.


SECTION 4.  Quorum:  Voting
---------------------------


     At all meetings of the Board of Directors a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any Directors who were not present and, unless announced at the meeting, to the other Directors.





SECTION 5.  Compensation
------------------------


     Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


SECTION 6.  Written Consents
----------------------------


     Unless otherwise restricted by the Certificate of Incorporation, any action required to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors.



                                   ARTICLE V
                                   ---------


                                    NOTICES
                                    -------




SECTION 1.  Form:  Delivery
---------------------------


     Notices to Directors and shareholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to Directors or shareholders at their addresses appearing on the records of the Corporation.


SECTION 2.  Waiver
------------------


     Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any Director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement, such lack of notice shall be conclusively deemed to have waived notice of such meeting.



                                   ARTICLE VI
                                   ----------


                                    OFFICERS
                                    --------




SECTION 1.  Officers
--------------------


     The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers including a Chairman of the Board as may be determined by the Board of Directors. Any two
(2) or more offices may be held by the same person, except the offices of President and Secretary: provided, however, that if all of the issued and outstanding stock of the Corporation is owned by one (1) person, such person may hold all or any combination of offices.


SECTION 2.  Authority and Duties
--------------------------------


     All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or to the extent not so provided, by the Board of Directors.

SECTION 3.  Term of Office:  Removal
------------------------------------


     All officers shall be elected by the Board of Directors and each shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders, and until his successor has been elected or appointed and qualified.


SECTION 4.  Compensation
------------------------


     The compensation of all officers of the Corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.


SECTION 5.  Vacancies
---------------------


     If an office becomes vacant for any reason, the Board of Directors shall fill the vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until the unexpired term of his predecessor shall have expired unless re-elected by the Board of Directors.





SECTION 6.  The President
-------------------------
     The President shall be the Chief Executive Officer of the Corporation: in the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the shareholders and directors; he shall be ex-officio, a member of all standing committees, shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.


SECTION 7.  The Vice-President
------------------------------


     The Vice-President or, if there be more than one, the Vice-Presidents, in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.


SECTION 8.  The Secretary
-------------------------


     The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Treasurer or Assistant Secretary. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.


SECTION 9.  The Assistant Secretary
-----------------------------------


     During the absence or disability of the Secretary, any Assistant Secretary, or if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.





SECTION 10.  The Treasurer
--------------------------


     The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation is such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meeting of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
SECTION 11.  The Assistant Treasurer
------------------------------------


     During the absence or disability of the Treasurer, any Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.


SECTION 12.  Bonds
------------------


     In case the Board of Directors shall so require, any officer or agent of the Corporation shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.



                                  ARTICLE VII
                                  -----------


                               SHARE CERTIFICATES
                               ------------------




SECTION 1.  Form:  Signature
----------------------------
     The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if there be any, or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof.
SECTION 2.  Lost Certificates
-----------------------------


     The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


SECTION 3.  Registration of Transfer
------------------------------------


     Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


SECTION 4.  Registered Shareholders
-----------------------------------


     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as otherwise provided by the laws of the State of New York.


SECTION 5.  Record Date
-----------------------


     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shares or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.



SECTION 5.  Record Date (cont'd)
------------------------
     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.



                                  ARTICLE VIII
                                  ------------


                               GENERAL PROVISIONS
                               ------------------




SECTION 1.  Fiscal Year
-----------------------


     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


SECTION 2.  Dividends
---------------------


     Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the law.

SECTION 3.  Reserves
--------------------


     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


SECTION 4.  Checks
------------------


     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 5.  Seal
----------------


     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.



                                   ARTICLE IX
                                   ----------


                                   AMENDMENTS
                                   ----------




SECTION 1.  Adoption:  Amendment:  Repeal
-----------------------------------------


     By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any Directors. By-Laws of the Corporation may also be adopted, amended or repealed by the Board of Directors, but any By-Law adopted by the Board of Directors, may be amended or repealed by the shareholders entitled to vote thereon as herein provided.


SECTION 2.  Amendments Affecting Election of Directors:
-------------------------------------------------------


NOTICE
------


     If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.